Exhibit 23.2
Consent of Qualified Person

I, Susan Patton, Principal Consultant, RESPEC, am the qualified person (as defined in Item 1300 of Regulation S-K) that reviewed, in accordance with Items 601(b)(96) and 1300 through 1305 of Regulation S-K, the Updated Technical Report Summary relating to lithium and lithium carbonate equivalent mineral resources at the Ogden, Utah facility of Compass Minerals International, Inc., a Delaware corporation (the “Registrant”), dated September 14, 2022, with an effective date of March 3, 2022 (the “TRS”), filed as Exhibit 96.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2022, and hereby consent to:

1.the incorporation by reference of the TRS into the following registration statements of the Registrant (collectively, the “Registration Statements”):
a.Registration Statement on Form S-8 (Registration No. 333-119410), filed on September 30, 2004, relating to the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan;
b.Registration Statement on Form S-8 (Registration No. 333-121965), filed on January 11, 2005, relating to the Compass Minerals International, Inc. Savings Plan;
c.Registration Statement on Form S-8 (Registration No. 333-127699), filed on August 19, 2005, relating to the Compass Minerals International, Inc. 2005 Incentive Award Plan;
d.Registration Statement on Form S-8 (Registration No. 333-203922), filed on May 6, 2015, relating to the Compass Minerals International, Inc. 2015 Incentive Award Plan; and
e.Registration Statement on Form S-8 (Registration No. 333-238252), filed on May 14, 2020, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan;
f.Registration Statement on Form S-8 (Registration No. 333-265569), filed on June 14, 2022, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan; and
2.the use of and references to my name, including my status as an expert or qualified person (as defined in Item 1300 of Regulation S-K) with respect to the TRS, in connection with the Registration Statements.

Date: September 14, 2022	/s/ Susan Patton
Name: Susan Patton
Title: Principal Consultant RESPEC